                                PRICING AGREEMENT

                                                                December 3, 2002

To the Representatives of the
several Underwriters
named in Schedule I hereto

Ladies and Gentlemen:

         MetLife, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein (this "Agreement") and in the Underwriting Agreement, dated December 3, 2002 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty which refers to the Final Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined) and also a representation and warranty as of the date of this Agreement in relation to the Final Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Base Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of shares or the principal amount, as the case may be, of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us seventeen counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                     III-2

                                      Very truly yours,

                                      METLIFE, INC.


                                      By: /s/: Anthony J. Williamson
                                          --------------------------------------
                                      Name: Anthony J. Williamson
                                      Title: Senior Vice-President and Treasurer


Accepted as of the date hereof
on behalf of each of the Underwriters:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:  /s/: Matt Malloy
     ------------------------------------
     Name: Matt Malloy
     Title: Vice-President

WACHOVIA SECURITIES, INC.

By:  /s/: Keith Mauney
     ------------------------------------
     Name: Keith Mauney
     Title: Managing Director


                                     III-3

                                   SCHEDULE I
                              TO PRICING AGREEMENT

                                                                            PRINCIPAL
                                                                         AMOUNT OF SENIOR
                                                                         NOTES DUE 2032 TO
UNDERWRITERS                                                               BE PURCHASED
------------                                                             ----------------
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated                   .................................    $210,000,000
Wachovia Securities, Inc.              .................................    $210,000,000
Banc of America Securities LLC         ..................................   $ 15,000,000
Banc One Capital Markets, Inc.         ..................................   $ 15,000,000
BNP Paribas Securities Corp.           ..................................   $ 15,000,000
Credit Suisse First Boston Corporation ..................................   $ 15,000,000
Deutsche Bank Securities Inc.          ..................................   $ 15,000,000
Edward D. Jones & Co., L.P.            ..................................   $ 15,000,000
Fleet Securities, Inc.                 ..................................   $ 15,000,000
Goldman, Sachs & Co.                   ..................................   $ 15,000,000
Guzman & Company                       ..................................   $ 15,000,000
J.P. Morgan Securities Inc.            ..................................   $ 15,000,000
Lehman Brothers Inc.                   ..................................   $ 15,000,000
Salomon Smith Barney Inc.              ..................................   $ 15,000,000
Total                                                                       $600,000,000
                                                                            ============


                                     III-4

                                   SCHEDULE II
                              TO PRICING AGREEMENT

Underwriting Agreement dated December 3, 2002

Registration Statement Nos. 333-61282, 333-61282-01 and 333-61282-02

Title, Purchase Price and Description of Designated Securities

         TITLE: 6.50% Senior Notes due December 15, 2032

         APPLICABLE SECURITIES AGREEMENTS: Indenture dated as of November 9, 2001, between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"), as supplemented by the Fourth Supplemental Indenture to be dated as of December 10, 2002, between the Company and the Trustee

         AGGREGATE PRINCIPAL AMOUNT: $600,000,000

         PRICE TO THE PUBLIC: 99.203% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 10, 2002 to the date of delivery

         PURCHASE PRICE BY UNDERWRITERS (INCLUDE ACCRUED INTEREST OR AMORTIZATION, IF ANY): 98.328% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 10, 2002 to the date of delivery

         SINKING FUND PROVISIONS: None

         REDEMPTION PROVISIONS: The Designated Securities will be redeemable, in whole or in part, at the option of the Company at any time (a "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of the Designated Securities to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the Designated Securities, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points; plus, in each case, accrued and unpaid interest on the Designated Securities to such Redemption Date.

         "Treasury Rate" means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Designated Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Designated Securities.

         "Independent Investment Banker" means either Merrill Lynch, Pierce, Fenner & Smith Incorporated or Wachovia Securities, Inc., as specified by the Company, and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means with respect to any Redemption Date for the Designated Securities (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.


                                     III-5

         "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and three other primary U.S. government securities dealers (each a "Primary Treasury Dealer"), as specified by the Company; provided that (1) if any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

         If less than all of the Designated Securities are to be redeemed, the Trustee shall select the Designated Securities or portions of the Designated Securities to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Designated Securities and portions of Designated Securities in amounts of whole multiples of $1,000.

         SECURITIES INTO WHICH CONVERTIBLE OR EXCHANGEABLE: None

         MATURITY: December 15, 2032

         INTEREST RATE: 6.50%

         INTEREST PAYMENT DATES: The 15th of each June and December, commencing June 15, 2003, continuing to and including the maturity date

         LIQUIDATION PREFERENCES: None

         DIVIDENDS: None

         VOTING RIGHTS: None

         OTHER PROVISIONS: See "Applicable Securities Agreements" above

         CLOSING DATE, TIME AND LOCATION: 9:00 a.m. (New York City time) on December 10, 2002 at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022

         NAMES AND ADDRESSES OF REPRESENTATIVES:

         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         4 World Financial Center
         New York, NY 10080

         Wachovia Securities, Inc.
         301 South College Street
         Charlotte, NC 28288-0602

         DESIGNATED REPRESENTATIVES: Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Securities, Inc.

         ADDRESSES FOR NOTICES, ETC.: Same as above


                                     III-6

UNDERWRITERS: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Edward D. Jones & Co., L.P., Fleet Securities, Inc., Goldman, Sachs & Co., Guzman & Company, J.P. Morgan Securities Inc., Lehman Brothers Inc., Salomon Smith Barney Inc.


                                     III-7